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                                                                  Exhibit 8(c)
[SUTHERLAND, ASBILL & BRENNAN, L.L.P.]





                CONSENT OF SUTHERLAND, ASBILL & BRENNAN, L.L.P.




We consent to the reference to our firm under the heading "Legal Matters" in the prospectus included in Post-Effective Amendment No. 6 to the Registration Statement on Form S-6 for certain variable life insurance contracts issued through Merrill Lynch Variable Life Separate Account of Merrill Lynch Life Insurance Company (File No. 33-41829). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.




                                   /s/  Sutherland, Asbill & Brennan, L.L.P.

                                   SUTHERLAND, ASBILL & BRENNAN, L.L.P.


Washington, D.C.
April 23, 1997